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                                                                    Exhibit 23.2


                           Consent of Independent Auditors


The Board of Directors
Network Computing Devices, Inc.


We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-51594 and 33-65638) of Network Computing Devices, Inc. of our reports dated May 14, 1996, relating to the consolidated financial statements of Network Computing Devices, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports appear in Form 10-K/A Amendment No.1 to the December 31, 1995 annual report on Form 10-K of Network Computing Devices, Inc.

                                       /s/KPMG Peat Marwick LLP
                                       ------------------------
                                       KPMG PEAT MARWICK LLP

San Jose, California
July 2, 1996